As filed with the Securities and Exchange Commission on April 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______
FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______
BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

91-1835664
(I.R.S. Employer Identification No.)

40 Marcus Drive, Suite One, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

BioRestorative Therapies, Inc. 2021 Stock Incentive Plan
(Full Title of the Plan)

Lance Alstodt Chief Executive Officer BioRestorative Therapies, Inc. 40 Marcus Drive, Suite One Melville, New York 11747 (Name and Address of Agent for Service)	Copy to: Fred S. Skolnik, Esq. Certilman Balin Adler & Hyman, LLP 90 Merrick Avenue East Meadow, New York 11554 (516) 296-7048
(631) 760-8100
(Telephone Number, Including Area Code, of Agent for Service)
_______
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ____	Accelerated filer ____
Non-accelerated filer _X_	Smaller reporting company _X_
Emerging growth company ___
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ____

This Registration Statement covers 4,700,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), of BioRestorative Therapies, Inc. (the “Registrant”) available for issuance under the Registrant’s 2021 Stock Incentive Plan (the “2021 Plan”).  This Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the 2021 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction that results in an increase in the number of outstanding shares of Common Stock of the Registrant.

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.0001 per share)	2,347,835,948 (1)	$0.0119 (1)	$27,939,248	$3,048.17
Common Stock (par value $0.0001 per share)	1,173,917,974 (2)	$0.0095 (4)	$11,152,222	$1,216.71
Common Stock (par value $0.0001 per share)	1,178,246,078 (3)	$0.0095 (4)	$11,193,338	$1,221.19
Total				$5,486.07

(1)	Represents shares of Common Stock issuable upon the exercise of options which have been granted under the 2021 Plan at an exercise price of $0.0119 per share of Common Stock.

(2)	Represents shares of Common Stock issuable under the 2021 Plan pursuant to restricted stock unit award agreements entered into by the Registrant.

(3)
Represents shares of Common Stock issuable under the 2021 Plan (exclusive of the shares issuable upon the exercise of outstanding options and pursuant to outstanding restricted stock unit award agreements).

(4)
Calculated solely for purposes of the registration fee for this offering and in accordance with paragraphs (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock as quoted on the OTC Markets on April 28, 2021.

EXPLANATORY NOTE

This registration statement covers the issuance of up to 4,700,000,000 shares of Common Stock

◾	issuable upon the exercise of stock options granted and which may be granted under the 2021 Plan,

◾	which may be issued pursuant to the grant of restricted stock and restricted stock units under the 2021 Plan,

◾	which may be issued pursuant to the grant of stock appreciation rights under the 2021 Plan, and
◾	which may be issued pursuant to the grant of dividend equivalents, stock payments, performance share awards and other incentive awards under the 2021 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent out or given to employees, directors, consultants and advisors eligible to participate in the 2021 Plan as specified in Rule 428(b)(1) of the Securities Act.  Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS
________________

BIORESTORATIVE THERAPIES, INC.

3,521,753,922 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 3,521,753,922 shares of Common Stock, $0.0001 par value per share (“Common Stock”), of BioRestorative Therapies, Inc. by the selling stockholders listed in this prospectus.  The selling stockholders acquired such shares pursuant to grants made under the BioRestorative Therapies, Inc. 2021 Stock Incentive Plan.

We will not receive any proceeds from sales of the shares of Common Stock covered by this prospectus by either of the selling stockholders.  The shares may be offered, from time to time, by either or both of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as they may determine, which may relate to market prices prevailing at the time of sale or at a negotiated price.  We will bear all costs, expenses and fees in connection with the registration of the shares.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”).  If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of Common Stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act.  In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

Our Common Stock is traded on the OTC Markets under the symbol “BRTX”.  On April 29, 2021, the last reported sale price of our Common Stock was $0.0097 per share.

Investing in shares of our Common Stock involves a high degree of risk.  See “Risk Factors” on page 4 of this prospectus and the risk factors set forth in our periodic and other filings with the Securities and Exchange Commission (the “Commission” or the “SEC”), including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of certain factors that should be considered carefully by prospective purchasers.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated April 30, 2021.

TABLE OF CONTENTS

Page

Prospectus Summary	3
Risk Factors	4
Forward-Looking Statements	5
Use of Proceeds	5
Selling Stockholders	5
Plan of Distribution	6
Legal Matters	7
Experts	7
Incorporation by Reference	8
Additional Information	8

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere either in this prospectus or in the documents incorporated by reference.  It does not contain all the information that may be important to you in making an investment decision and should be read together with the more detailed information contained elsewhere in, or incorporated by reference into, this prospectus.  You should read this entire prospectus carefully, including the section entitled “Risk Factors”, our financial statements and related notes incorporated by reference into this prospectus, and our reports which are filed with the Commission and which are incorporated by reference into this prospectus.  In this prospectus, unless the context requires otherwise, references to “BioRestorative,” “the Company,” “we,” “our,” or “us” refer to BioRestorative Therapies, Inc., the issuer of the Common Stock offered hereby, and its consolidated subsidiaries.

The Company

We are a life sciences company focused on the development of regenerative medicine products and therapies using cell and tissue protocols, primarily involving adult (non-embryonic) stem cells. Our two core developmental programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

●
Disc/Spine Program (brtxDisc). Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complimentary therapeutic to a surgical procedure. The BRTX-100 production process involves collecting bone marrow and whole blood from a patient, isolating and culturing (in a proprietary method) stem cells from the bone marrow and cryopreserving the cells in an autologous carrier. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient’s painful disc. The treatment is intended for patients whose pain has not been alleviated by non-surgical procedures or conservative therapies and who potentially face the prospect of highly invasive surgical procedures. We submitted an IND application to the FDA to obtain authorization to commence a Phase 2 clinical trial investigating the use of BRTX-100 in the treatment of chronic lower back pain arising from degenerative disc disease. We have received such authorization from the FDA. We intend to commence such clinical trial during the third or fourth quarter of 2021 (assuming the receipt of necessary funding).

●
Metabolic Program (ThermoStem). We are developing a cell-based therapy candidate to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue (“BAT”). We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning, as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes.

 We have also licensed an investigational curved needle device designed to deliver cells and/or other therapeutic products or material to the spine and discs (and other parts of the body). We anticipate that FDA approval or clearance will be necessary for this device prior to commercialization. We do not intend to utilize this device in connection with our contemplated Phase 2 clinical trial with regard to BRTX-100.

Corporate Information

We were incorporated in Nevada on June 13, 1997. On August 15, 2011, we changed our name from “Stem Cell Assurance, Inc.” to “BioRestorative Therapies, Inc.” Effective January 1, 2015, we reincorporated in Delaware.

Chapter 11 Reorganization

On March 20, 2020 (the “Petition Date”), we filed a voluntary petition commencing a case under chapter 11 of title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of New York (the “Bankruptcy Court”).

On August 7, 2020 we and Auctus Fund, LLC, our largest unsecured creditor and a stockholder as of the Petition Date, filed an Amended Joint Plan of Reorganization (the “Plan”) and on October 30, 2020, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan, as amended. Amendments to the Plan are reflected in the Confirmation Order. On November 16, 2020, the Plan became effective.

Reference is made to Item 1.03 of our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 20, 2020 (https://www.sec.gov/Archives/edgar/data/1505497/000102177120000081/0001021771-20-000081-index.htm) for a description of the Plan, as amended and confirmed by the Confirmation Order, and the events that had occurred as of the filing date, which Item 1.03 is incorporated into this prospectus by reference.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk.  Please see the risk factors described in Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Future Results and Financial Condition”) of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in, or incorporated by reference into, this prospectus may not occur.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions, are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Future Results and Financial Condition”) of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from sales of our shares of Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock, as of April 27, 2021, known by us, through transfer agent records and filings with the SEC, to be held by each of the selling stockholders.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act.  To our knowledge, and unless otherwise indicated, each stockholder has sole voting power and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable.  Percentage ownership is based on 3,175,977,710 shares of Common Stock outstanding as of April 27, 2021.

Name	Common Stock Beneficially Owned Before Offering	Number of Shares of Common Stock Offered For Sale	Common Stock to be Beneficially Owned After Offering
Lance Alstodt (1)	605,670,653 (3)	1,760,876,961 (5)	18,711,666
Francisco Silva (2)	595,703,049 (4)	1,760,876,961 (5)	8,744,062 (6)
___________________

(1)	Mr. Alstodt is our Chief Executive Officer, Chairman of the Board and President and is one of our directors.
(2)	Mr. Silva is our Vice President of Research and Development and Secretary and is one of our directors.
(3)	Includes 586,958,987 shares of Common Stock issuable upon the exercise of a currently exercisable option.
(4)	Includes 587,259,304 shares of Common Stock issuable upon the exercise of currently exercisable options and 12,116 shares of Common Stock held by Mr. Silva in a retirement account.
(5)
Represents shares of Common Stock issuable upon the exercise of options and the vesting of restricted stock units granted pursuant to the 2021 Plan.  Each of the selling stockholders is currently subject to the resale volume limitations specified in Rule 144(e) promulgated under the Securities Act.

(6)	Includes 300,317 shares of Common Stock issuable upon the exercise of currently exercisable options.

PLAN OF DISTRIBUTION

Shares of our Common Stock covered by this prospectus may be sold by the selling stockholders, or by pledgees, donees, transferees or other successors in interest, either pursuant to the registration statement of which this prospectus forms a part, or, if available, under Section 4(1) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Rule 144 promulgated under the Securities Act.

To our knowledge, this offering is not being underwritten.  We believe that either selling stockholder, directly or through agents designated from time to time, or through broker-dealers or underwriters also to be designated (who may purchase as principal and resell for their own account), may sell the Common Stock from time to time, in or through privately negotiated transactions, or in one or more transactions on the OTC Markets or on any other market or stock exchange on which the Common Stock may be listed in the future pursuant to and in accordance with the applicable rules of that market or exchange or otherwise.  The selling price of the Common Stock may be at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.  From time to time, to the extent permitted by applicable law, each selling stockholder may engage in transactions in our securities or derivatives of our securities, and may sell and deliver the Common Stock in connection therewith.

The selling stockholders may also pledge Common Stock as collateral for margin accounts, if permissible, and such Common Stock could be resold pursuant to the terms of such accounts.  Resales or reoffers of the Common Stock by the selling stockholders must be accompanied by a copy of this prospectus.

The selling stockholders, and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them, and any discounts, commissions or concessions received by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders and any other persons participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating persons.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.  Any underwriting discounts or commissions, broker fees, and transfer taxes and stamp duties associated with the sale of our shares of Common Stock offered pursuant to this prospectus may be paid by the selling stockholders, or their affiliates, or by either of their designees, or by a purchaser of our shares of Common Stock on whose behalf such broker-dealer may act as agent.

LEGAL MATTERS

Matters relating to the legality of the securities being offered hereby are being passed upon for us by Certilman Balin Adler & Hyman, LLP (“Certilman Balin”), 90 Merrick Avenue, East Meadow, New York 11554.  Certilman Balin is a BioRestorative stockholder.

EXPERTS

The consolidated financial statements of BioRestorative Therapies, Inc. and Subsidiary as of December 31, 2019 and December 31, 2020, included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, have been audited by Friedman LLP, an independent registered public accounting firm, as set forth in its report thereon appearing therein and incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Commission under the Exchange Act are incorporated into this prospectus by reference:

(a)	Annual Report on Form 10-K for the year ended December 31, 2020.

(b)	Current Report on Form 8-K filed on January 6, 2021.

(c)	Annual Report on Form 10-K for the year ended December 31, 2019.

(d)	Current Report on Form 8-K filed on March 19, 2021, as amended.

(e)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

(f)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

(g)	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

(h)	The description of our Common Stock in Item 11 of our Form 10 General Form for Registration of Securities, as amended, filed with the SEC on November 14, 2011.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document.  Written requests should be directed to: Corporate Secretary, BioRestorative Therapies, Inc., 40 Marcus Drive, Suite One, Melville, New York 11747.

All documents after the date of this prospectus and filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post‑effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incor-porated herein by reference and to be a part hereof from their respective dates of filing.

Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the securities that are being offered. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in, or incorporated by reference into, the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to, or incorporated by reference into, the registration statement, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus relating to a contract or document filed as an exhibit to, or incorporated by reference into, the registration statement is qualified in all respects by the exhibit so filed or incorporated by reference. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents.

A copy of the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement, may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of fees prescribed by it. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file electronically with it.

We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.biorestorative.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate into this prospectus any information contained on our website.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	Annual Report on Form 10-K for the year ended December 31, 2020.

(b)	Current Report on Form 8-K filed on January 6, 2021.

(c)	Annual Report on Form 10-K for the year ended December 31, 2019.

(d)	Current Report on Form 8-K filed on March 19, 2021, as amended.

(e)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

(f)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

(g)	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

(h)	The description of our Common Stock in Item 11 of our Form 10 General Form for Registration of Securities, as amended, filed with the SEC on November 14, 2011.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post‑effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incor-porated herein by reference and to be a part hereof from their respective dates of filing.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with the offering of the securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, a stockholder of the Registrant.

Item 6. Indemnification of Directors and Officers.

Article Eighth of the Registrant’s Certificate of Incorporation (the “Certificate of Incorporation”) provides that no director of the Registrant shall be personal-ly liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”); or (iv) for any transaction from which the director derived an improper personal benefit.  The Certificate of Incorporation further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of direc-tors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As more fully described below, Section 145 of the DGCL permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Our Bylaws provide that we will indemnify, to the fullest extent permitted by Delaware law, as the same may be amended from time to time, each of our present and former directors and officers pursuant thereto and in the manner prescribed thereby.

Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above.

Section 145 of the DGCL also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.  Our Bylaws provide that we may maintain such insurance.

The Registrant has also entered into customary indemnification agreements with each of its directors.  The indemnification agreements generally require the Registrant to indemnify each director to the fullest extent permitted by law and specify certain procedures relating to the exercise of the directors’ indemnification rights.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

5	Opinion of Certilman Balin Adler & Hyman, LLP as to the legality of the shares of Common Stock being registered by this Registration Statement
23.1	Consent of Friedman LLP
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)
99.1	BioRestorative Therapies, Inc. 2021 Stock Incentive Plan (1)
___________________________
(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 19, 2021, wherein such document is designated Exhibit 99.1.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Suffolk, State of New York, on the 30th day of April 2021.

BIORESTORATIVE THERAPIES, INC.

By:	/s/ Lance Alstodt
Lance Alstodt
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Lance Alstodt his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of his substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Lance Alstodt Lance Alstodt	Chief Executive Officer, President, Chairman of the Board and Director	April 30, 2021
/s/ Francisco Silva Francisco Silva	Vice President of Research and Development, Secretary and Director	April 30, 2021
/s/ Nickolay Kukekov Nickolay Kukekov	Director	April 30, 2021